CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: Iris Biotechnologies, Inc.

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form SB-2 Amendment #4, of our report dated April 3, 2007 relating to the financial statements of Iris Biotechnologies, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
November 2, 2007